Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Expects Improved Profitability, Updates Second Quarter and Full Year 2025 Profit Outlook and Announces a New Stock Repurchase Program

FORT WORTH, Texas -- May 22, 2025 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy and nursing care delivery model, today announced updates to its second quarter and full year 2025 outlook for Non-GAAP EBITDA and Non-GAAP earnings per share, and the authorization of a new $75 million stock repurchase program.

“The Administration’s recent announcement of a reduction in tariff rates on imports from China has compelled us to update our second quarter and full-year 2025 outlook to reflect the expected diminished impact on our supply chain and anticipated improved profitability,” stated Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “In parallel, reflecting what we view as our strong free cash flow, the Company’s Board of Directors authorized a new stock repurchase program that should allow us to repurchase shares of our common stock opportunistically. Taken together, I believe these actions demonstrate our continued confidence in our ability to deliver innovative medication management solutions across the entire continuum of care, as we seek to help make the industry-defined vision of the Autonomous Pharmacy a reality.”

Updated Second Quarter and Full Year 2025 Guidance

On May 12th, 2025, it was announced that the United States would temporarily lower tariff rates on imports from China from 145% to 30% for 90 days. As a result of this announcement, the Company has updated its previously issued second quarter and full year 2025 outlook. The table below contains the previous and updated guidance.

Updated guidance as of May 22, 2025:

	Q2 2025	2025
Product Bookings	Not provided	$500 million - $550 million
Annual Recurring Revenue	Not provided	$610 million - $630 million
Total Revenues	$270 million - $280 million	$1.105 billion - $1.155 billion
Product Revenues	$148 million - $153 million	$610 million - $640 million
Service Revenues	$122 million - $127 million	$495 million - $515 million
Technical Services Revenues	Not provided	$235 million - $245 million
SaaS and Expert Service Revenues	Not provided	$260 million - $270 million
Non-GAAP EBITDA	$25 million - $31 million	$120 million - $145 million
Non-GAAP Earnings Per Share	$0.24 - $0.34	$1.30 - $1.65

Previously issued guidance as of May 6, 2025:

	Q2 2025	2025
Product Bookings	Not provided	$500 million - $550 million
Annual Recurring Revenue	Not provided	$610 million - $630 million
Total Revenues	$270 million - $280 million	$1.105 billion - $1.155 billion
Product Revenues	$148 million - $153 million	$610 million - $640 million
Service Revenues	$122 million - $127 million	$495 million - $515 million
Technical Services Revenues	Not provided	$235 million - $245 million
SaaS and Expert Service Revenues	Not provided	$260 million - $270 million
Non-GAAP EBITDA	$22 million - $30 million	$100 million - $145 million
Non-GAAP Earnings Per Share	$0.19 - $0.32	$1.00 - $1.65

The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis, because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

The middle to lower end of the updated Non-GAAP EBITDA and Non-GAAP earnings per share guidance ranges assume that the potential tariff rate on imports from China returns to 145% after the temporary 90-day reduction period. Assuming the tariff rate remains at 30% for the entirety of the 90-day period and then reverts to a rate that is below 145% beginning August 12, 2025, we would generally expect our actual results to be toward the middle to upper end of our updated guidance ranges for Non-GAAP EBITDA and Non-GAAP earnings per share. Excluding the potential impact of other unexpected commercial or operational changes, including any changes to anticipated product revenue volumes during the course of 2025, each 25% reduction below a 145% tariff rate, beginning August 12, 2025, represents an expected approximately $2 million reduction of the impact from tariffs on profitability in 2025.

The guidance contained in this press release is based on current information. Omnicell assumes no obligation to update any such guidance publicly, whether as a result of changed circumstances, new information, including future tariff announcements, future events, or otherwise, except as required by law.

Stock Repurchase Authorization

The Company’s Board of Directors approved a new $75 million stock repurchase program (the “2025 Repurchase Program”). The 2025 Repurchase Program is in addition to the stock repurchase program approved by the Board on August 2, 2016 providing for the repurchase of up to $50.0 million of the Company’s common stock (the “2016 Repurchase Program”). As of March 31, 2025, the maximum dollar value of shares that may yet be purchased under the 2016 Repurchase Program was $2.7 million. Shares may be repurchased under the 2025 Repurchase Program or 2016 Repurchase Program through open market purchases, block trades, in privately negotiated transactions, accelerated or other structured stock repurchase programs, or pursuant to a Rule 10b5-1 plan. The 2025 Repurchase Program does not have an expiration date. The extent to which the Company repurchases shares of common stock, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, relevant securities laws and regulatory requirements, and other corporate considerations, as determined by the Company’s management.

About Omnicell

Since 1992, Omnicell has been committed to transforming pharmacy and nursing care through outcomes-centric solutions designed to deliver clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics and smart devices, intelligent software workflows, and data and analytics, all optimized by expert services, Omnicell solutions are helping healthcare facilities worldwide to uncover cost savings, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry-defined vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.

From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share, the expected impact of tariffs on our profitability or supply chain, statements regarding our profitability or free cash flows, our ability to deliver innovative medication management solutions or help advance the industry-defined vision of the Autonomous Pharmacy, and Omnicell’s ability to effect repurchases opportunistically under the newly authorized stock repurchase program or the timing, price, manner and volume of repurchases of shares of common stock pursuant to the newly authorized repurchase program. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) our international operations may subject us to additional risks, including from the impact of tariffs, (vi) changes in corporate or other economic or market conditions that may impact our ability to effect repurchases under the newly authorized stock repurchase program or that may impact the timing, price, manner and volume of repurchases of shares of common stock under the repurchase program, (vii) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (viii) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (ix) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (x) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (xi) changes to the 340B Program, (xii) risks related to the incorporation of artificial intelligence technologies into our products, services and processes or our vendors offerings, (xiii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiv) covenants in our credit agreement could restrict our business and operations, (xv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xvi) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same; (xvii) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xviii) risks associated with operating in foreign countries, (xix) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xx) Omnicell’s ability to protect its intellectual property, (xxi) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxii) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxiii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiv) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider, non-GAAP EBITDA and non-GAAP earnings per share. These non-GAAP results and metrics should not be considered as an alternative to revenues, net income or net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.

Our non-GAAP EBITDA and non-GAAP earnings per share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies.

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